UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 19, 2007

ORION ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15579	87-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 S. Main Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814 Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 OTHER EVENTS.

Orion Ethanol, Inc. (the “Company”) has elected not to renew the land and water options associated with the Company’s projects in Hugoton and Colby, Kansas. Accordingly, the Company will not apply for air permits for the projects. The Company has determined that the Hugoton and Colby projects do not meet their internal return targets due to increases in corn and construction costs. The Company will continue to focus on its projects in Enid and Shattuck, Oklahoma and Wellington, Kansas, as these projects meet their internal return targets. The Company will also continue to pursue the acquisition of existing capacity.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007

ORION ETHANOL, INC.

By:      /s/ Lane Hamm

Lane Hamm
Chief Financial Officer